Exhibit 99.1

For Immediate Release

MAGUIRE PROPERTIES PROVIDES UPDATE ON ASSET INITIATIVE
and
REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS

LOS ANGELES, August 10, 2009 – Maguire Properties, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today provided an update to address a select number of assets located primarily in Orange County, California and reported results for the quarter ended June 30, 2009.

The Company announced its Board of Directors has approved management’s plan to seek to dispose of four former EOP/Blackstone assets and two other assets in cooperation with lenders as well as Park Place I and certain parking areas and development rights.  During the quarter ended June 30, 2009, the Company recorded a non-cash impairment charge of approximately $345 million associated with these assets.

Nelson Rising, President and Chief Executive Officer, stated, “We remain sharply focused on our liquidity issues.  We believe a successfully executed
Board-approved plan will eliminate the adverse effect these assets have had on the Company’s cash position.”

Asset Initiative

The Company’s Board of Directors has approved the disposal of Park Place I and certain parking areas and development rights as well as the following assets as part of its asset disposition plan:

•	Stadium Towers in Central Orange County;
•	Park Place II in Irvine;
•	2600 Michelson in Irvine;
•	Pacific Arts Plaza in Costa Mesa;
•	550 South Hope in Downtown Los Angeles; and
•	500 Orange Tower in Central Orange County.

The Company has contacted the master servicers of the mortgage loans encumbering the properties named above and has apprised them that it will no longer continue to fund the cash shortfall associated with the respective mortgages.  The Company intends to work cooperatively with the master and special servicers and has expressed a willingness to continue to manage the properties until such time the CMBS special servicer appoints a receiver.  The Company has a practice of working collaboratively with lenders and over the last year has completed a number of transactions that achieved favorable results for all parties.

Significant Second Quarter Events

•
On June 2, 2009, we disposed of City Parkway located in Orange, California.  We have no further obligations with respect to the property-level debt and eliminated a master lease obligation on the property.

•	On June 12, 2009, we reached an agreement with our counterparty to terminate a forward-starting interest rate swap on the Lantana construction loan for $11.3 million.

•
On June 13, 2009, we extended the maturity date of our Lantana Media Campus construction loan to September 30, 2009.  We have the option to extend the maturity date of this loan to June 13, 2010, subject to certain conditions.

•
On June 15, 2009, we disposed of 3161 Michelson, which is located within the Park Place campus in Irvine, California.  The Company has no further obligations with respect to the property-level debt and eliminated significant master lease obligations.  Additionally, our Operating Partnership has no further obligation to guarantee the repayment of the construction loan.

•
During the quarter, we completed new leases and renewals for approximately 452,000 square feet (including our pro rata share of our joint venture properties), including a new lease for approximately 82,500 square feet with U.S. Bank at 3121 Michelson located in Irvine, California.

Significant Subsequent Events

•
Subsequent to quarter end, we entered into loan modifications to amend the financial covenants of our Plaza Las Fuentes mortgage and Lantana Media Campus construction loan effective as of June 30, 2009.  We made certain principal paydowns and agreed to other changes to the loan agreements, as described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.  These loan modifications provide us with greater operating flexibility, particularly with respect to the disposition of non-core assets.

•
On August 6, 2009, the Company entered into a deed in lieu of foreclosure with the lender to dispose of Park Place I.  Additionally, we have entered into an agreement to sell certain parking areas together with related development rights under which we have received a non-refundable deposit.

Second Quarter 2009 Financial Results

•
Net loss available to common stockholders for the quarter ended June 30, 2009 was $(380.5) million, or $(7.95) per share, compared to a net loss available to common stockholders of $(110.6) million, or $(2.32) per share, for the quarter ended June 30, 2008.  Our earnings in the second quarter of 2009 were negatively impacted by non-cash impairment charges totaling $384.7 million recorded in connection with the properties included in the Company’s Asset Disposition Program, City Parkway, which was disposed of during the quarter and the writeoff of assets related to our investment in DH Von Karman Maguire, LLC.  Additionally, our earnings were negatively impacted by $8.3 million due to a non-cash impairment charge recorded in our Maguire Macquarie joint venture in connection with the Quintana Campus in Irvine.  Our earnings in the second quarter of 2008 were negatively impacted by a $51.9 million impairment charge recorded in connection with the disposition of Main Plaza and $17.5 million of costs associated with our review of strategic alternatives and management changes.

•
Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended June 30, 2009 was $(339.7) million, or $(7.10) per diluted share, compared to $(56.4) million, or $(1.18) per diluted share, for the quarter ended June 30, 2008.  Our share of FFO before specified items was $3.7 million, or $0.08 per diluted share, for the quarter ended June 30, 2009 as compared to $4.5 million, or $0.09 per diluted share, for the quarter ended June 30, 2008.

The weighted average number of common and common equivalent shares used to calculate basic and diluted earnings per share for the quarter ended June 30, 2009 was 47,836,591 due to our net loss position.  Our diluted number of common and common equivalent shares outstanding used to calculate FFO for the quarter ended June 30, 2009 was 47,837,083.

As of June 30, 2009, our portfolio was comprised of whole or partial interests in approximately 32 million square feet, consisting of 33 office and retail properties totaling approximately 19 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 12 million square feet, which accommodates almost 41,000 vehicles.  We have one project under development that totals approximately 189,000 square feet of office space.  We also own undeveloped land that we believe can support up to approximately 8 million square feet of office, hotel, retail, and residential development and approximately 8 million square feet of structured parking.

We will host a conference call and audio webcast, both open to the general public, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on Monday, August 10, 2009, to discuss the financial results of the second quarter and provide a company update.  The conference call can be accessed by dialing (866) 394-8461 (Domestic) or (706) 758-3042 (International), ID number 24118207.  The live conference call can be accessed via audio webcast at the Investor Relations section of our website, located at www.maguireproperties.com, or through CCBN at www.fulldisclosure.com.

A replay of the conference call will be available approximately two hours following the call through August 13, 2009.  To access this replay, dial (800) 642-1687 (Domestic) or (706) 645-9291 (International).  The required passcode for the replay is ID number 24118207.  The replay can also be accessed via audio webcast at the Investor Relations section of our website, located at www.maguireproperties.com, or through CCBN at www.fulldisclosure.com.

About Maguire Properties, Inc.

Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.  For more information on Maguire Properties, visit our website at www.maguireproperties.com.

Business Risks

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.  These risks and uncertainties include: risks associated with our announced asset disposition program; risks associated with our contingent guarantees by our operating partnership; risks associated with our liquidity situation; risks associated with the negative impact of the current credit crisis and economic slowdown; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks and uncertainties affecting property development and construction; risks associated with increases in interest rates, volatility in the securities markets and contraction in the credit markets affecting our ability to refinance existing loans as they come due; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with our dependence on key personnel whose continued service is not guaranteed.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K/A filed on April 30, 2009 and our Quarterly Report on
Form 10-Q filed on August 10, 2009 with the Securities and Exchange Commission.  The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties, Inc.
Peggy Moretti
Senior Vice President, Investor and Public Relations
(213) 613-4558

MAGUIRE PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
Investments in real estate	$4,559,872	$5,026,688
Less: accumulated depreciation	(666,092)	(604,302)
Net investments in real estate	3,893,780	4,422,386

Cash and cash equivalents	63,736	80,502
Restricted cash	159,487	199,664
Rents and other receivables, net	10,938	15,044
Deferred rents	70,284	62,229
Due from affiliates	2,984	1,665
Deferred leasing costs and value of in-place leases, net	139,132	153,660
Deferred loan costs, net	26,564	30,496
Acquired above-market leases, net	11,514	19,503
Other assets	13,882	19,663
Investment in unconsolidated joint ventures	–	11,606
Assets associated with real estate held for sale	–	182,597
Total assets	$4,392,301	$5,199,015

LIABILITIES AND DEFICIT
Liabilities:
Mortgage and other secured loans	$4,600,771	$4,714,090
Accounts payable and other liabilities	171,173	216,920
Capital leases payable	3,294	4,146
Acquired below-market leases, net	91,015	112,173
Obligations associated with real estate held for sale	–	171,348
Total liabilities	4,866,253	5,218,677

Deficit:
Stockholders’ Deficit:
Preferred stock, $0.01 par value, 50,000,000 shares authorized;
7.625% Series A Cumulative Redeemable Preferred Stock,
$25.00 liquidation preference, 10,000,000 shares issued and outstanding	100	100
Common stock, $0.01 par value, 100,000,000 shares authorized;
47,967,645 and 47,974,955 shares issued and outstanding at
June 30, 2009 and December 31, 2008, respectively	480	480
Additional paid-in capital	699,351	696,260
Accumulated deficit and dividends	(1,082,577)	(656,606)
Accumulated other comprehensive loss, net	(35,451)	(59,896)
Total stockholders’ deficit	(418,097)	(19,662)
Noncontrolling Interests:
Common units of our Operating Partnership	(55,855)	–
Total deficit	(473,952)	(19,662)
Total liabilities and deficit	$4,392,301	$5,199,015

MAGUIRE PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Revenue:
Rental	$86,240	$83,238	$169,222	$166,873
Tenant reimbursements	26,537	26,000	54,364	54,185
Hotel operations	5,148	6,986	10,142	13,867
Parking	12,711	13,239	25,794	26,911
Management, leasing and development services	1,747	1,857	3,777	3,814
Interest and other	2,393	3,208	3,546	6,700
Total revenue	134,776	134,528	266,845	272,350

Expenses:
Rental property operating and maintenance	31,739	30,081	61,969	61,552
Hotel operating and maintenance	3,481	4,567	6,930	8,982
Real estate taxes	12,885	13,039	25,566	25,580
Parking	3,807	3,589	7,875	7,353
General and administrative	7,914	27,071	16,178	43,745
Other expense	1,639	1,405	3,143	2,933
Depreciation and amortization	45,664	44,834	90,057	91,309
Impairment of long-lived assets	344,540	–	344,540	–
Interest	61,018	61,145	140,264	123,670
Total expenses	512,687	185,731	696,522	365,124

Loss from continuing operations before equity in net loss of unconsolidated joint venture and gain on sale of real estate	(377,911)	(51,203)	(429,677)	(92,774)
Equity in net loss of unconsolidated joint venture	(9,120)	(388)	(10,859)	(664)
Gain on sale of real estate	–	–	20,350	–
Loss from continuing operations	(387,031)	(51,591)	(420,186)	(93,438)

Discontinued Operations:
Loss from discontinued operations before gain on sale of real estate	(41,577)	(61,135)	(67,212)	(70,603)
Gain on sale of real estate	–	–	2,170	–
Loss from discontinued operations	(41,577)	(61,135)	(65,042)	(70,603)

Net loss	(428,608)	(112,726)	(485,228)	(164,041)
Net loss attributable to common units of our Operating Partnership	52,924	6,864	60,420	14,354

Net loss attributable to Maguire Properties, Inc.	(375,684)	(105,862)	(424,808)	(149,687)
Preferred stock dividends	(4,766)	(4,766)	(9,532)	(9,532)

Net loss available to common stockholders	$(380,450)	$(110,628)	$(434,340)	$(159,219)

Basic and diluted loss per common share:
Loss from continuing operations	$(7.19)	$(1.11)	$(7.89)	$(1.98)
Loss from discontinued operations	(0.76)	(1.21)	(1.19)	(1.39)
Net loss available to common stockholders per share	$(7.95)	$(2.32)	$(9.08)	$(3.37)
Weighted average number of common shares outstanding	47,836,591	47,615,421	47,812,444	47,298,976

Amounts attributable to Maguire Properties, Inc.:
Loss from continuing operations	$(339,184)	$(48,299)	$(367,709)	$(83,921)
Loss from discontinued operations	(36,500)	(57,563)	(57,099)	(65,766)
	$(375,684)	$(105,862)	$(424,808)	$(149,687)

MAGUIRE PROPERTIES, INC.
FUNDS FROM OPERATIONS
(Unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended		For the Six Months Ended
		June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

	Reconciliation of net loss available to common stockholders to funds from operations:

	Net loss available to common stockholders	$(380,450)	$(110,628)	$(434,340)	$(159,219)

Add:	Depreciation and amortization of real estate assets	46,183	50,888	91,709	103,883
	Depreciation and amortization of real estate assets -
	unconsolidated joint venture (a)	2,008	2,377	5,320	4,680
	Net loss attributable to common units of our Operating Partnership	(52,924)	(6,864)	(60,420)	(14,354)
	Unallocated losses - unconsolidated joint venture (1)	(1,785)	–	(1,785)	–

Deduct:	Gains on sale of real estate	–	–	22,520	–

	Funds from operations available to common stockholders
	and unit holders (FFO) (b)	$(386,968)	$(64,227)	$(422,036)	$(65,010)

	Company share of FFO (c) (d)	$(339,712)	$(56,383)	$(370,498)	$(57,061)

	FFO per share - basic	$(7.10)	$(1.18)	$(7.75)	$(1.21)
	FFO per share - diluted	$(7.10)	$(1.18)	$(7.75)	$(1.21)

	Weighted average number of common shares outstanding - basic	47,836,591	47,615,421	47,812,444	47,298,976
	Weighted average number of common and common
	equivalent shares outstanding - diluted	47,837,083	47,875,984	47,813,342	47,587,431

	Reconciliation of FFO to FFO before specified items: (e)

	FFO available to common stockholders and unit holders (FFO)	$(386,968)	$(64,227)	$(422,036)	$(65,010)

Add:	Loss from early extinguishment of debt included in discontinued operations	377	–	588	–
	Unrealized loss on forward-starting interest rate swap	(15,255)	–	–	–
	Realized loss on forward-starting interest rate swap	11,340	–	11,340	–
	Impairment fo ling-lived assets included in continuing operations	344,540	–	344,540	–
	Impairment of long-lived assets included in discontinued operations	40,133	51,898	63,633	51,898
	Impairment of long-lived assets included in unconsolidated joint venture (a)	10,050	–	10,050	–
	Costs associated with strategic alternatives and management changes (f)	–	17,490	–	23,892

	FFO before specified items	$4,217	$5,161	$8,115	$10,780

	Company share of FFO before specified items (c) (d)	$3,702	$4,531	$7,124	$9,400

	FFO per share before specified items - basic	$0.08	$0.10	$0.15	$0.20
	FFO per share before specified items - diluted	$0.08	$0.09	$0.15	$0.20
__________
(a)	Amount represents our 20% ownership interest in our joint venture with Macquarie Office Trust.

(b)
Funds from Operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements).  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (as computed in accordance with GAAP).

(c)	Based on a weighted average interest in our Operating Partnership of approximately 87.8% for both the three months ended June 30, 2009 and 2008, respectively.

(d)	Based on a weighted average interest in our Operating Partnership of approximately 87.8% and 87.2% for the six months ended June 30, 2009 and 2008, respectively.

(e)
Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Impairment of long-lived assets represents non-cash charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included.  Management excludes both gains on disposal and impairment losses from the calculation of FFO before specified items because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

(f)
Additionally, during the first and second quarters of 2008, we have excluded from the calculation of FFO costs associated with our review of strategic alternatives and management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease.  These costs are associated with the Special Committee’s review of strategic alternatives, including the potential sale of our company, and the resulting management changes made after the Special Committee concluded its review.  Management views these costs as non-recurring and believes that including these costs in the calculation of FFO would make it difficult for investors to determine funds generated by our ongoing business operations.